FORM 51-901F

QUARTERLY REPORT

Incorporated as part of:

X

Schedule A

Schedules B & C

ISSUER DETAILS:

NAME OF ISSUER

Derek Resources Corporation

ISSUER'S ADDRESS

#1550 - 355 Burrard Street

Vancouver, B.C.  V6C 2G8

ISSUER TELEPHONE NUMBER

(604) 331-1757

CONTACT PERSON

Frank Hallam

CONTACT'S POSITION

Director

CONTACT TELEPHONE NUMBER

(604) 331-1757

CONTACT E-MAIL ADDRESS

investor@derekresources.com

WEBSITE ADDRESS

www.derekresources.com

FOR QUARTER ENDED

July 31, 2003

DATE OF REPORT

September 29, 2003

CERTIFICATE

THE SCHEDULE (S) REQUIRED TO COMPLETE THIS QUARTERLY REPORT ARE ATTACHED AND THE DISCLOSURE CONTAINED THEREIN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS.  A COPY OF THIS QUARTERLY REPORT WILL BE PROVIDED TO ANY SHAREHOLDER WHO REQUESTS IT.  PLEASE NOTE THAT THIS FORM IS INCORPORATED AS PART OF BOTH THE REQUIRED FILING OF SCHEDULE A AND SCHEDULES B & C.

 "Barry C.J. Ehrl"

Barry C.J. Ehrl

2003/09/29

DIRECTOR'S SIGNATURE

DIRECTOR'S NAME

DATE SIGNED

(YY/MM/DD)

"Frank Hallam"

Frank Hallam

2003/09/29

DIRECTOR'S SIGNATURE

DIRECTOR'S NAME

DATE SIGNED

(YY/MM/DD)

#

DEREK RESOURCES CORPORATION

QUARTERLY FINANCIAL STATEMENTS

For the Three Month Period Ended July 31, 2003 and 2002

Unaudited

Prepared by Management

Vancouver, B.C.

September 29, 2003

Unaudited - Prepared by Management

DEREK RESOURCES CORPORATION

Consolidated Balance Sheets

as at July 31, 2003 and April 30, 2003

ASSETS

	July 31, 2003 $	April 30, 2003 $
Current Assets
Cash and short term deposits	22,777	8,857
Performance Bonds	80,792	81,710
Accounts receivable	10,949	7,112
	114,518	97,679

LAK oil project	14,217,017	14,217,017
Other oil and natural gas interests	1	1
Capital Assets, Net	7,721	9,651
	14,339,257	14,324,348

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	761,966	985,482
Short Term debt	626,326	609,660

SHAREHOLDER’S EQUITY

Share capital	24,911,634	24,580,559
Contributed Surplus	65,950	65,950
Equity component of Notes Payable	203,300	203,300
Retained earnings (deficit)	(12,229,919)	(12,120,603)
	14,339,257	14,324,348

Approved by the Directors

"Frank Hallam”, Director

"Barry C.J. Ehrl", Director

Unaudited – Prepared by Management

DEREK RESOURCES CORPORATION

Consolidated Statement of Loss and Deficit

For the three months ended July 31, 2003 and 2002

	Three Months Ended July 31, 2003 $	Three Months Ended July 31, 2002 $
REVENUE
Oil and gas sales, net of royalties and windfall profit tax	2,527	11,889
Recoveries	0	38,996
Interest earned	259	347
	2,786	51,232

EXPENSES
Bank charges and interest	18,355	47,727
Consulting fees	4,228	0
Foreign exchange loss (gain)	(4,047)	(993)
Legal and audit fees	8,309	4,774
Management fees	20,000	46,331
Office administration and other	4,977	1,699
Office rent and services	5,930	6,270
Salaries and benefits	19,760	13,310
Shareholders information	2,720	434
Stock exchange and filing fees	2,000	0
Telephone and fax	3,293	1,593
Transfer fees	1,818	1,533
Travel to site and administrative	1,092	156
Lak Operating Costs	23,667	27.876
	112,102	150,710

LOSS FOR THE PERIOD	(109,316)	(99,478)
DEFICIT – BEGINNING OF PERIOD	(12,120,603)	(11,625,050)
DEFICIT – END OF PERIOD	(12,229,919)	(11,724,528)

Unaudited – Prepared by Management

.

DEREK RESOURCES CORPORATION

Consolidated Statement of Changes in Financial Position

For the three months July 31, 2003, 2002 and 2001

	Three Months Ended July 31, 2003 $	Three Months Ended July 31, 2002 $
Cash flows from (for) operating activities
Loss for the period	(109,316)	(99,478)
Depreciation of Capital Assets	1,930	0
Net change in non-cash working capital items
Performance Bonds Posted	918	400
Accounts receivable and prepaid	(3,837)	(906)
Accounts payable and accrued liabilities	(223,516)	115,398
Short Term debt	16,666	0
	(317,155)	15,414

Cash flows from (for) investing activities
Oil and natural gas interests	0	(25,568)
	0	(25,568)

Cash flows from (for) financing activities
Shares issued for cash	331,075	0
Share issue costs	0	0
Notes Payable	0	0
	331,075	0

Increase (Decrease) in cash and short term deposits	13,920	(10,154)
Cash and short term deposits – Beginning of Period	8,857	14,804
Cash and short term deposits – End of Period	22,777	4,650

Unaudited – Prepared by Management

DEREK RESOURCES CORPORATION

NOTES TO THE INTERIM FINANCIAL STATEMENTS

JULY 31, 2003

(Unaudited)

1.

NATURE OF OPERATIONS

The Company is a public company incorporated under the laws of the Province of British Columbia. Its shares are traded on the Toronto Stock Exchange-Venture board.

These financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent on continued financial support from its shareholders, the ability of the Company to raise equity and debt financing, and the attainment of profitable operations, external financings and further share issuances to meet the Company’s liabilities as they become payable. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary, should the Company be unable to continue as a going concern.

2.

SIGNIFICANT ACCOUNTING POLICIES

a)

Oil and Gas Interests

The Company follows the full cost method of accounting for oil and gas properties and equipment whereby all costs of acquiring, exploring for and developing oil and gas reserves are capitalized.

Capitalized costs of proven reserves and equipment are depleted using a unit of production method based upon estimated proven reserves (energy content) net of royalties. Unless a significant amount of reserves is involved, proceeds received from the disposition of oil and gas properties are credited to the capitalized costs. In the event of a significant sale of reserves, a proportionate amount of cost and accumulated depletion, based upon the ratio of reserves sold to total reserves, is removed from the capitalized costs and the resultant profit or loss is taken into income.

An annual “ceiling test” is applied to ensure that capitalized costs net of accumulated depletion do not exceed the estimated future net revenues from production of proven reserves (based on current prices and operating costs) plus unproven reserves at cost less provisions for impairment. The aggregate future value is further reduced for recurring general and administrative costs, future financing costs and income taxes. Capitalized costs in excess of this ceiling test limit are written off as additional depletion.

Estimated future removal and site restoration costs, net of salvage values, are provided for using the unit of production method based on remaining proven reserves. Costs are estimated based on current regulations, costs, technology and industry standards. The annual charge is included in  the provision for depletion and amortization. Removal and site restoration expenditures are charged to the accumulated provision for future removal and site restoration costs as incurred.

Substantially all of the Company’s exploration, development and production activities related to oil and gas are conducted jointly with others and, accordingly, the accounts reflect only the Company’s proportionate interest in such activities.

b)

Financial Instruments

The carrying value of current assets and current liabilities approximates their fair value due to the relatively short periods to maturity of these instruments.

c)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of the assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to the determination of environmental obligations, impairment of resource properties and deferred exploration expenditures. Actual results could differ from those estimates.

d)

Stock-Based Compensation

No compensation expense is recognized when stock or stock options are issued to directors or employees. Any consideration paid by directors and employees on stock options or purchase of shares is credited to share capital.

e)

Loss Per Share

The loss per share is calculated using the weighted average number of shares outstanding during the period. Fully diluted loss per share is not presented as it is anti-dilutive.

3.

OIL AND NATURAL GAS INTERESTS

a.

United States

The company has working interests in certain wells located in Oklahoma and Kansas, U.S.A.  These interests are carried at a nominal value.

By way of an option agreement dated September 24, 1997 the company has a working interest in the unproven LAK Ranch (LAK) oil leasehold interest located near Newcastle,

Wyoming, U.S.A.  Under the terms of the option agreement the company acquired a 75% interest in the LAK property and up to a 37.5% interest in two adjoining tracts of lands by making payments of US $600,000 and funding US $3,500,000 in exploration expenditures by December 31, 2000.  The agreement required that all property expenditures made in excess of US $3,500,000 were to be on a pro-rata basis by the company and the optionor.

On December 19, 2000 the company delivered formal notice to the optionor that the company had spent US $3,868,144 on the LAK project and had met the earn-in requirements of the option agreement and that the company had vested it’s 75% working interest in the LAK property.

By January 30, 2001 the optionor had made no payment to the company with respect to their 25% share of ongoing exploration costs for the LAK property.  The company delivered a formal notice of default to the optionor for their failure to pay amounts then due.  On March 1, 2001 the company initiated formal foreclosure proceedings in Wyoming.  The optionor contested the company’s foreclosure proceedings to the Wyoming District Court.  The Court upheld the company’s right to foreclose.  On April 13, 2001 the company foreclosed on all of the optionor’s rights and interests to the LAK property for a bid amount of US $852,571, representing the optionor’s share of LAK property costs incurred to date, giving the company a 100% interest in the property.

Subsequent to the foreclosure, the optionor filed a lawsuit against the company claiming that the company had not earned its interest in the LAK property.  The company then filed a motion for partial summary judgement against the optionor and the court in Wyoming set a date to hear the motion on October 31, 2001.

Prior to the court hearing, on October 18, 2001, the optionor agreed to a settlement.  Under the terms of the settlement agreement the optionor relinquished any claim to any right or interest in the LAK Ranch Property.  In return they received a proportionate, reducible gross overriding royalty on the property of 0.7%.  They were also granted certain participation rights in the event that the Company should sell some or all of its rights and interests in the property.  From any net sales proceeds the optionor will receive a 7.5% interest in the first US $7.5 million of net proceeds and 1.0% of any proceeds thereafter, subject to certain adjustments.

During the year ended April 30, 2002, as part of certain financings, the company granted additional royalties of US $0.1360838 per barrel of oil produced on the LAK property.

The company has posted performance bonds of US $55,000 in relation to the LAK property.

During the year ended July 31, 2003, the company capitalized $0 in general and administrative costs in the LAK property (2002 - $0) and incurred operating costs of $23,667 (2002-$27,876).

4.

DUE TO RELATED PARTIES

During the period, the Company paid management expenditures, including management fees, consulting fees; professional fees and benefits totaled $24,228, of which none was deferred to the LAK Ranch Property.

1.

NOTES PAYABLE

Debt

Equity

Total

Notes Payable

$565,460

$203,300

$768,760

Accrued Interest

$  60,866

             0

$  60,866

$626,326

$203,300

$789,626

The company has issued promissory notes to three arms length parties.  Terms of the notes call for interest in the amount of 10% per annum to be paid.  The notes have due dates of May 31 and September 30, 2003.  The company is in the process of negotiating an extension.  The notes also grant the holders a small per barrel gross royalty on oil produced from the LAK Ranch project.

Details of the particular notes are as follows:

On June 15, 2001 the company issued a promissory note in the principal amount of US $471,183 (C$741,500) in settlement of accounts payable to a single creditor.  Interest on the note was calculated at a rate of 10.0% per annum.  All principal and interest was due and payable on May 31, 2002.  In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US $0.0471 per barrel of oil produced.  The lender also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of the note.  The company did not repay the principal and interest on May 31, 2002 and by that time had incurred a further US $38,416.93 in payables for goods and services to this creditor.  On August 21, 2002 the company was indebted to this creditor for principal, interest and payables totaling US $568,440 (C $894,220).  On August 21, 2002 the lender agreed to settle  one half of this total debt, or US $284,220 (C $447,110) in exchange for common shares of the company at a price of $0.10 per share.  The lender also agreed that the remaining amount payable by the company of US $284,220 (C $447,110) would be secured by way of a new note issued by the company, with the principal due on September 30, 2003.  At this time the company is negotiating an extension to this note.

On June 6, 2001 the company issued a promissory note in the principal amount of US $100,000.  Interest on the note was calculated at rate of 0.8333% per month and interest was payable monthly.  All principal and any outstanding interest was due and payable on June 6, 2002.  In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US $0.01 per barrel of oil produced.  On August 21, 2002 the lender agreed to settle US $50,000 (C $78,675) from the principal amount in exchange for common shares of the company at a price of $0.10 per share.  On September 16, 2002 the company paid cash for all outstanding interest on this note in the amount of US $10,911 (C $17,171).  The company had earlier paid cash for two of the monthly interest payments due.  The Lender agreed to secure the remaining principal amount of US $50,000 (C $78,685) by way of a new promissory note bearing interest payable monthly at a rate of 0.8333% per month. This new note is due September 30, 2003.  The company is negotiating an extension of the note or a payout schedule contingent on future financing.

On June 27, 2001 the company issued a promissory note for a principal amount of US $100,000.  The note bears interest at a rate of 10.0% per annum and all interest and principal is due and payable by the company on May 31, 2003.  In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US $0.01 per barrel of oil produced.  The lender also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of the note.  On August 21, 2002 the company settled the accrued interest on this note in the amount of US $12,114 (C$19,064) in exchange for common shares of the company at a price of $0.10 per share.  The promissory note itself was due to be paid May 31, 2003.  The company is negotiating an extension of the note or a payout schedule contingent on future financing.

6.

SHARE CAPITAL

a)

Authorized

100,000,000 common shares of no par value

a)

Issued

    22,343,185 common shares

Number

Of Shares

Amount

BALANCE AS AT APRIL 30, 2002

38,145,022

$

22,464,255

PRIVATE  PLACEMENTS  SHARES FOR DEBT

18,963,035

1,896,304

SHARE CONSOLIDATION

(38,072,038)

--

BALANCE APRIL 30, 2003

19,036,019

24,360,559

PRIVATE PLACEMENTS (1)(2)

3,307,166

551,075

BALANCE AS AT JULY 31,  2003

22,343,185

24,911,634

.

1.

A private placement of 1,100,000 units raising $220,000 was allotted for but the shares un-issued as of April 30, 2003.  The placement was closed and the shares issued in May 2003.

2.

The company has completed a private placement raising $600,000 consisting of 4,000,000 units.  Each unit consisted of one share and one half-share purchase warrant.  Each whole warrant entitles the holder to purchase another share for $0.20 until July 14, 2004. Payment for 2,207,166 units were received prior to July 31, 2003.  The balance of the placement closed subsequent to the period end.

c)

Stock Options Outstanding

Stock

Option

Options

Price

BALANCE AS AT APRIL 30, 2002

  856,000

      $1.05-2.25

Cancellation of options

  (175,667)

    $1.05-2.25

Grant of options

     none

none

BALANCE AS AT APRIL 30, 2003

    680,333

     $1.05-2.25

Granted in the period

       none             none

Expired in the period

       none             none

BALANCE AS AT JULY 31, 2003

    680,333

     $1.05-2.25

Summary of options –

Number of Shares

Exercise Price

Expiry Date

75,000

1.44

May 5, 2004

 3,667

2.25

October 15, 2004

16,667

2.10

December 16, 2004

584,999

1.05

November 4, 2005

.

d.)

Share Purchase Warrants Outstanding

Each of the company’s common share purchase warrants is convertible into one common share, upon payment of the exercise price.

Number of

Exercise

Warrants

Price

Outstanding April 30, 2002

8,924,547

    $1.20 -$2.25

Granted

 1,405,833

     $0.45

Expired

(6,735,413)

     $1.59

Outstanding April 30, 2003

3,594,967

     $0.45-$2.25

Granted

2,203,583

     $0.20-$0.25

Outstanding July 31, 2003

5,798,550

     $0.20-$2.25

Summary of the warrants outstanding:

Number of Warrants

Exercise Price

Expiry Date

97,000

$2.25

August 20, 2003

178,333

$1.20

September 14, 2003

529,828

$1.20

October 19, 2003

1,383,973

$1.20

December 21, 2003

1,100,000

$0.25

April 23, 2004

1,103,583

$0.20

July 14, 2004

1,305,833

$0.45

August 30, 2004

100,000

$0.45

December 13, 2004

8.

INCOME TAXES

The Company has adopted the liability method of accounting for income taxes as outlined in the provisions of Section 3465 of the handbook of the Canadian Institute of Chartered Accountants.

Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized for temporary differences between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized.

.